EXHIBIT 23.1
                                                                  ____________



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Provident Capital Trust I, for the offer to exchange 8.60% Capital Securities which have been registered under the Securities Act of 1933 for the outstanding 8.60% capital securities, and to the incorporation by reference therein of our report dated January 18, 1996, with respect to the consolidated financial statements of Provident Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP


January 30, 1997
Cincinnati, Ohio

                                                                  EXHIBIT 12.1
                                                                  ____________



                           Provident Capital Trust I
               Computation of Ratio of Earnings to Fixed Charges
                     Nine Months Ended September 30, 1996

Excluding Interest on Deposits
Income Before Income Taxes                                                                         $87,243

Fixed Charges:
Interest Expense                                                       $ 66,271
One Third of Rents                                                        1,614
Total Fixed Charges                                                    ________                     67,885
                                                                                                    ______
Earnings Before Taxes and Fixed Charges, Excluding
Capitalized Interest                                                                              $155,128
                                                                                                   =======

Fixed Charges, as Above                                                                           $ 67,885
                                                                                                    ======
Ratio of Earnings to Fixed Charges                                                                   2.29
                                                                                                     ====
Including Interest on Deposits
Fixed Charges as Above                                                 $ 67,885
Add: Interest on Deposits                                               141,918
                                                                        _______
Total Fixed Charges and Interest on Deposits                                                      $209,803
                                                                                                   =======
Earnings before Taxes and Fixed Charges, Excluding
Capitalized Interest                                                    155,128
Add:  Interest on Deposits                                              141,918
                                                                        _______

Total Earnings Before Taxes, Fixed Charges, and
Interest on Deposits                                                                              $297,046
                                                                                                   =======
Ratio of Earnings to Fixed Charges                                                                   1.42
                                                                                                     ====

                                                                  EXHIBIT 12.2
                                                                  ____________



                           Provident Capital Trust I
           Computation of Ratio of Earnings to Combined Fixed Charges
                     Nine Months Ended September 30, 1996

Excluding Interest on Deposits
Income Before Income Taxes                                                                         $87,243

Fixed Charges:
Interest Expense                                                       $ 66,271
One Third of Rents                                                        1,614
Total Fixed Charges                                                      ______                     67,885
                                                                                                    ______
Earnings Before Taxes and Fixed Charges, Excluding
Capitalized Interest                                                                              $155,128
                                                                                                   =======

Fixed Charges, as Above                                                  67,885
Preferred Stock Dividends                                                   397
Fixed Charges Including Preferred Stock Dividends                        ______                   $ 68,282
                                                                                                    ======
Ratio of Earnings to Fixed Charges                                                                   2.27
                                                                                                     ====
Including Interest on Deposits
Fixed Charges Including Preferred Stock Dividends                      $ 68,282
Add: Interest on Deposits                                               141,918
                                                                        _______
Total Fixed Charges Including Preferred Stock
Dividends and Interest on Deposits                                                                $210,200
                                                                                                   =======

Earnings before Taxes and Fixed Charges, Excluding
Capitalized Interest                                                    155,128
Add:  Interest on Deposits                                              141,918
                                                                        _______
Total Earnings Before Taxes, Fixed Charges, and
Interest on Deposits                                                                              $297,046
                                                                                                   =======
Ratio of Earnings to Fixed Charges and Preferred Stock
Dividend Requirements                                                                                1.41
                                                                                                     ====
